Exhibit 15
May 14, 2009
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated May 4, 2009 on our review of interim financial information of UniSource Energy Corporation for the three month periods ended March 31, 2009 and 2008 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2009 is incorporated by reference in its Registration Statement on Form S-3 dated May 14, 2009.
Very truly yours,

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP